                                                                     EXHIBIT 1.2

________________________________________________________________________________
________________________________________________________________________________




                                 CARSON, INC.




                           (a Delaware corporation)



                    838,000 Shares of Class A Common Stock



                       INTERNATIONAL PURCHASE AGREEMENT











Dated:  October   , 1996



________________________________________________________________________________
________________________________________________________________________________

                             TABLE OF CONTENTS


                                                                       Page
                                                                       ----

PURCHASE AGREEMENT...........................................           1

   SECTION 1.    Representations and Warranties..............           4
                 ------------------------------
      (a)        Representations and Warranties by the
                 -------------------------------------
                 Company.....................................           4
                 -------
                  (i)  Compliance with Registration
                       Requirements..........................           5
                 (ii)  Independent Accountants...............           6
                (iii)  Financial Statements..................           6
                 (iv)  No Material Adverse Change in
                       Business..............................           7
                  (v)  Good Standing of the Company..........           7
                 (vi)  Good Standing of Subsidiaries.........           8
                (vii)  Capitalization........................           8
               (viii)  Authorization of Agreement............           9
                 (ix)  Authorization and Description of
                       Securities............................           9
                  (x)  Absence of Defaults and
                       Conflicts.............................           9
                 (xi)  Absence of Labor Dispute..............          10
                (xii)  Absence of Proceedings................          11
               (xiii)  Accuracy of Exhibits..................          11
                (xiv)  Possession of Intellectual
                       Property..............................          11
                 (xv)  Absence of Further
                       Requirements..........................          12
                (xvi)  Possession of Licenses and
                       Permits...............................          12
               (xvii)  Title to Property.....................          13
              (xviii)  Compliance with Cuba Act..............          13
                (xix)  Investment Company Act................          13
                 (xx)  Environmental Laws....................          14
                (xxi)  Registration Rights...................          14
               (xxii)  Lock-up Letters.......................          14
      (b)         Representations and Warranties by the
                  -------------------------------------
                  Selling Shareholders.......................          15
                  --------------------
                  (i)  Authorization of Agreements...........          15
                 (ii)  Security Ownership....................          16
                (iii)  Good and Marketable Title.............          16
                 (iv)  Due Execution of Power of
                       Attorney and Custody Agreement........          16
                  (v)  Absence of Manipulation...............          17

                                                                       Page
                                                                       ----

                 (vi)  Absence of Further Require-
                       ments.................................          17
                (vii)  Enforceability of Note Purchase
                       Agreement.............................          17
               (viii)  Certificates Suitable for
                       Transfer..............................          17
                 (ix)  No Association with NASD..............          18
      (c)         Officer's Certificates......................         18

   SECTION 2.     Sale and Delivery to Underwriters;
                  ----------------------------------
                  Closing.....................................         18
                  -------
      (a)         Initial Securities..........................         18
      (b)         Option Securities...........................         19
      (c)         Payment.....................................         19
      (d)         Denominations; Registration.................         20

   SECTION 3.     Covenants of the Company....................         20
                  ------------------------
      (a)         Compliance with Securities
                  Regulations and Commission Requests.........         21
      (b)         Filing of Amendments........................         21
      (c)         Delivery of Registration Statement..........         21
      (d)         Delivery of Prospectuses....................         22
      (e)         Continued Compliance with Securities
                  Laws........................................         22
      (f)         Blue Sky Qualifications.....................         23
      (g)         Rule 158....................................         23
      (h)         Use of Proceeds.............................         24
      (i)         Listing.....................................         24
      (j)         Restriction on Sale of Securities...........         24
      (k)         Reporting Requirements......................         24
      (l)         Compliance with Rule 463....................         25
      (m)         Compliance with NASD Rules..................         25

   SECTION 4.     Payment of Expenses.........................         25
                  -------------------
      (a)         Expenses....................................         25
      (b)         Termination of Agreement....................         26

   SECTION 5.     Conditions of International Managers'
                  -------------------------------------
                  Obligations.................................         26
                  -----------
      (a)         Effectiveness of Registration
                  Statement...................................         26
      (b)         Opinion of Counsel for Company..............         27
      (c)         Opinion of Counsel for the Selling
                  Shareholders................................         27
      (d)         Opinion of Counsel for International
                  Managers....................................         27
      (e)         Officers' Certificate.......................         28

                                                                       Page
                                                                       ----

      (f)         Certificate of Selling Shareholders.........         29
      (g)         Accountant's Comfort Letters................         29
      (h)         Bring-down Comfort Letters..................         29
      (i)         Approval of Listing.........................         29
      (j)         No Objection................................         29
      (k)         Lock-up Agreements..........................         29
      (l)         Purchase of Initial U.S. Securities.........         30
      (m)         New Senior Bank Facility....................         30
      (n)         Conditions to Purchase of
                  International Option Securities.............         30
                  (i)  Officers' Certificate..................         30
                 (ii)  Opinion of Counsel for Company.........         30
                (iii)  Opinion of Counsel for
                       International Managers.................         31
                 (iv)  Bring-down Comfort Letters.............         31
      (o)         Additional Documents........................         31
      (p)         Termination of Agreement....................         31

   SECTION 6.     Indemnification.............................         32
      (a)         Indemnification of International
                  Managers....................................         32
      (b)         Indemnification of Company, Directors
                  and Officers................................         34
      (c)         Actions Against Parties; Notifica-
                  tion........................................         34
      (d)         Settlement without Consent if Failure
                  to Reimburse................................         35
      (e)         Indemnification for Reserved
                  Securities..................................         35

   SECTION 7.    Contribution.................................         35

   SECTION 8.    Representations, Warranties and
                 Agreements To Survive Delivery...............         37

   SECTION 9.    Termination of Agreement.....................         38
      (a)        Termination; General.........................         38
      (b)        Liabilities..................................         38

   SECTION 10.   Default by One or More of the
                 International Managers.......................         38

   SECTION 11.   Default by One or More of the Selling
                 Shareholders or the Company..................         40

   SECTION 12.   Notices......................................         40

                                                                       Page

   SECTION 13.   Parties.....................................         41

   SECTION 14.   Governing Law and Time......................         41

   SECTION 15.   Effect of Headings..........................         41

                              CARSON, INC.

                       (a Delaware corporation)

               838,000 Shares of Class A Common Stock

                      (Par Value $.01 Per Share)

                  INTERNATIONAL PURCHASE AGREEMENT


                                                           October   , 1996

MERRILL LYNCH INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION
  as Lead Managers of the several
  International Managers
c/o Merrill Lynch International
Ropemaker Place
25 Ropemaker Street
London EC2Y 9LY
England


Ladies and Gentlemen:

            Carson, Inc., a Delaware corporation (the "Company"), and the persons listed in Schedule B hereto (the "Selling Shareholders"), confirm their respective agreements with Merrill Lynch International ("Merrill Lynch") and each of the other international underwriters named in Schedule A hereto (collectively, the "International Managers," which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch and Donaldson, Lufkin & Jenrette Securities Corporation ("DLJ") are acting as representatives (in such capacity, Merrill Lynch and DLJ shall hereinafter be referred to as the "Lead Managers"), with respect to (i) the sale by the Company and the Selling Shareholders, acting severally and not jointly, and the purchase by the International Managers, acting severally and not jointly, of the respective numbers of shares of Class A Common Stock, par value $.01 per share, of the Company ("Common Stock") set forth in Schedules A and B hereto and (ii) the grant by the Company to the International Managers, acting severally and not jointly, of the option described in
Section 2(b) hereof to purchase all or any part of 125,700 additional shares of Common Stock to cover over-allotments, if any. The aforesaid 838,000 shares of Common Stock (the
"Initial International Securities") to be purchased by the International Managers and all or any part of the 125,700 shares of Common Stock subject to the option described in Section 2(b) hereof (the "International Option Securities") are hereinafter called, collectively, the "International Securities."

            It is understood that the Company and the Selling Shareholders are concurrently entering into an agreement dated the date hereof (the "International Purchase Agreement") providing for the offering by the Company and the Selling Shareholders of an aggregate of 3,352,000 shares of Common Stock (the "Initial U.S. Securities") through arrangements with certain underwriters in the United States and Canada (the "U.S. Underwriters") for which Merrill Lynch, Pierce, Fenner & Smith Incorporated and Donaldson, Lufkin & Jenrette Securities Corporation are acting as representatives (the "U.S. Representatives") and the grant by the Company to the U.S. Underwriters, acting severally and not jointly, of an option to purchase all or any part of the U.S. Underwriters' pro rata portion of up to 502,800 additional shares of Common Stock solely to cover overallotments, if any (the "U.S. Option Securities" and, together with the International Option Securities, the "Option Securities"). The Initial U.S. Securities and the U.S. Option Securities are hereinafter called the "U.S. Securities." It is understood that the Company and the Selling Shareholders are not obligated to sell, and the International Managers are not obligated to purchase, any Initial International Securities unless all of the Initial U.S. Securities are contemporaneously purchased by the U.S. Underwriters.

            The International Managers and the U.S. Underwriters are hereinafter collectively called the "Underwriters," the Initial International Securities and the Initial U.S.
Securities are hereinafter collectively called the "Initial Securities," and the International Securities and the U.S. Securities are hereinafter collectively called the "Securities."

            The Underwriters will concurrently enter into an Intersyndicate Agreement of even date herewith (the "Intersyndicate Agreement") providing for the coordination of certain transactions among the Underwriters under the direction of Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated (in such capacity, the "Global Coordinator").

            The Company and the Selling Shareholders understand that the International Managers propose to make a public offering of the International Securities as soon as the Lead

Managers deem advisable after this Agreement has been executed and delivered.

            The Company, the Selling Shareholders and the International Managers agree that up to 400,000 shares of the Securities to be purchased by the International Managers and that up to ______ shares of the Initial U.S. Securities to be purchased by the U.S. Underwriters (collectively, the "Reserved Securities") shall be reserved for sale by the Underwriters to directors, officers, employees, business associates and related persons of the Company, as part of the distribution of the Securities by the Underwriters, subject to the terms of this Agreement, the applicable rules, regulations and interpretations of the National Association of Securities Dealers, Inc. (the "NASD") and all other applicable laws, rules and regulations. To the extent that such Reserved Securities are not orally confirmed for purchase by such eligible employees and persons having business relationships with the Company by the end of the first business day after the date of this Agreement, such Reserved Securities may be offered to the public by the Underwriters as part of the public offering contemplated hereby.

            The Company has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form S-1 (No. 333-10191) covering the registration of the Securities under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses. Promptly after execution and delivery of this Agreement, the Company will either (i) prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the rules and regulations of the Commission under the 1933 Act (the "1933 Act Regulations") and para-graph (b) of Rule 424 ("Rule 424(b)") of the 1933 Act Regulations or (ii) if the Company has elected to rely upon Rule 434 ("Rule 434") of the 1933 Act Regulations, prepare and file a term sheet (a "Term Sheet") in accordance with the provisions of Rule 434 and Rule 424(b). Two forms of prospectus are to be used in connection with the offering and sale of the Securities: one relating to the U.S. Securities (the "Form of U.S. Prospectus") and one relating to the International Securities (the "Form of International Prospectus"). The Form of U.S. Prospectus is identical to the Form of International Prospectus, except for the front cover and back cover pages and the information under the caption "Underwriting." The information included in any such prospectus or in any such Term Sheet, as the case may be, that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective (a) pursuant to paragraph
(b) of Rule 430A is referred to as "Rule 430A
Information" or (b) pursuant to paragraph (d) of Rule
434 is referred to as "Rule 434 Information." Each
Form of U.S. Prospectus and Form of International
Prospectus used before such registration statement became effective, and any prospectus that omitted, as applicable, the Rule 430A Information or the Rule 434 Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto, if any, as amended, at the time it became effective and including the Rule 430A Information and the Rule 434
Information, as applicable, is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the 1933 Act
Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule
462(b) Registration Statement. The Final Form of U.S. Prospectus and the Final Form of International
Prospectus in the forms first furnished to the Underwriters for use in connection with the offering of the Securities are hereinafter called the "U.S.
Prospectus" and the "International Prospectus," respectively, and collectively the "Prospectuses." If
Rule 434 is relied on, the terms "U.S. Prospectus" and "International Prospectus" shall refer to the preliminary U.S. prospectus dated September 20, 1996 and the preliminary international prospectus dated
September 20, 1996, respectively, each together with the applicable Term Sheet, and all references in this Agreement to the date of such Prospectuses shall mean the date of the applicable Term Sheet. For purposes of this Agreement, all references to the Registration
Statement, any preliminary prospectus, the U.S.
Prospectus, the International Prospectus or any Term
Sheet or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data
Gathering, Analysis and Retrieval system ("EDGAR").

            SECTION 1.  Representations and Warranties.

            (a) Representations and Warranties by the Company. The Company represents and warrants to each International Manager as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof, and as of each Date of Delivery (if any) referred to in Section 2(b) hereof, and agrees with each International Manager, as follows:

            (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or, to the knowledge of the Company, are threatened by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery therefor), the Registration Statement, any Rule 462(b) Registration Statement and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations and, as amended or supplemented to such time, did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and the Prospectus, any preliminary prospectus and any supplement thereto or prospectus wrapper prepared in connection therewith, at their respective times of issuance and at the Closing Time, complied and will comply in all material respects with any applicable laws or regulations of foreign jurisdictions in which the Prospectus and such preliminary prospectus, as amended or supplemented, if applicable, are distributed in connection with the offer and sale of Reserved Securities. Neither of the Prospectuses nor any amendments or supplements thereto (including any prospectus wrapper), at the time the Prospectuses or any such amendment or supplement was issued and at the Closing Time (and, if any Option Securities are purchased, at the Date of Delivery), as amended or supplemented to such time, contained or will contain an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. If Rule 434 is used, the Company will comply with the requirements of Rule 434 and the Prospectuses shall not be "materially different," as such term is used in Rule 434, from the prospectuses included in the Registration Statement at the time it became effective.

      The representations and warranties in this subsection shall not apply to statements in or omissions from the Registration Statement or the International Prospectus made in reliance upon and in conformity with information furnished to the Company in writing by any International Manager through Lead Managers expressly for use in the Registration Statement or International Prospectus.

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 424, complied when so filed in all material respects with the 1933 Act and the 1933 Act Regulations and, if applicable, each preliminary prospectus and the Prospectuses delivered to the Underwriters for use in connection with this offering were identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

           (ii) Independent Accountants. The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the 1933 Act and the 1933 Act Regulations.

          (iii) Financial Statements. The historical financial statements included in the Registration Statement and the Prospectuses, together with the related schedules and notes, present fairly in all material respects the financial position of the Company (or its predecessor, as the case may be) and its consolidated subsidiaries at the dates indicated and the statement of operations, stockholders' equity and cash flows of the Company (or its predecessor, as the case may be) and its consolidated subsidiaries for the periods specified (subject to the absence of certain footnotes for the unaudited interim period financial statements); said financial statements have been prepared in conformity with U.S. generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, included in the Registration Statement present fairly in all material respects in accordance with GAAP the information required to be stated therein. The selected financial data and the summary historical financial information included in the Prospectuses present fairly in all material respects the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement, except as otherwise disclosed therein. The pro forma financial statements and the related notes thereto included in the Registration Statement and the Prospectuses present fairly in all material respects the information shown therein, have been prepared in accordance with the Commission's rules and guidelines with respect to pro forma financial statements and have been properly compiled in all material respects on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein.

           (iv) No Material Adverse Change in Business. Since the respective dates as of which information is given in the Registration Statement and the Prospectuses, except as otherwise stated therein, (A) there has been no material adverse change in the business, financial condition or results of operations or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, and
      (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock.

            (v) Good Standing of the Company. The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Delaware and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed in Annex I hereto, and such jurisdictions are the only ones in which it owns or leases property or conducts business so as to require such
      qualification, except for [        ], which does not
      recognize the legal concepts of good standing or qualification.

           (vi) Good Standing of Subsidiaries. Each subsidiary of the Company (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly
      existing as a corporation and, except in [          ],
      where the legal concept does not exist, is in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses and is duly qualified as a foreign corporation to transact business and is in good standing in each jurisdiction listed in Annex II hereto, and such jurisdictions are the only ones in which the Subsidiaries own or lease property or conduct business so as to require such qualification,
      except for [          ], which does not recognize the
      legal concepts of good standing or qualification; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of each such Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors' qualifying shares and shares owned by foreign nationals, to the extent required by applicable law, and except as disclosed in the Prospectuses, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except for liens pursuant to the Credit Agreement dated as of August 23, 1995 among Carson Products Company, Banque Indosuez, New York Branch, as Agent, and the lenders party thereto, as amended, and all pledge agreements, security agreements, mortgages and guarantees related thereto, as amended (collectively, the "Credit Agreement"); none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21 to the Registration Statement.

          (vii) Capitalization. The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances to certain directors and members of senior management reflected in the "As Adjusted" column under the caption "Capitalization"). All of the shares of issued and outstanding capital stock including the Securities to be purchased by the Underwriters from the Selling Shareholders have been duly authorized and validly issued and are fully paid and non-assessable; none of the outstanding shares of capital stock, including the Securities to be purchased by the Underwriters from the Selling Shareholders, was issued in violation of preemptive or other similar rights of any securityholder of the Company which have not been waived.

         (viii)  Authorization of Agreement.  Each of this
      Agreement and the U.S. Purchase Agreement has been duly authorized, executed and delivered by the Company.

           (ix) Authorization and Description of Securities. The Securities to be purchased by the International Managers and U.S. Underwriters from the Company have been duly authorized for issuance and sale to the International Manager pursuant to this Agreement and the U.S. Underwriters pursuant to the U.S. Purchase Agreement and, when issued and delivered by the Company pursuant to this Agreement and the U.S. Purchase Agreement, respectively, against payment of the consideration set forth herein and in the U.S. Purchase Agreement, will be validly issued and fully paid and non-assessable. The Common Stock and the Company's other classes of capital stock conform in all material respects to all statements relating thereto contained in the Prospectuses and such descriptions conform in all material respects to the rights set forth in the instruments defining the same; no holder of such Securities will be subject to personal liability by reason of being such a holder; and the issuance of the Securities is not subject to preemptive or other similar rights of any securityholder of the Company that will not have been waived, or other than as described in the Prospectuses.

            (x) Absence of Defaults and Conflicts. Neither the Company nor any of its Subsidiaries is (A) in violation of its charter or by-laws, (B) in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its Subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary are subject (collectively, the "Agreements and Instruments"), except for such defaults that would not result in a Material Adverse Effect or that have been waived or consented to and copies of such waivers or consents provided to the Representatives or (C) in violation of any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, except for such violations that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the U.S. Purchase Agreement and the consummation of the transactions contemplated in this Agreement, the U.S. Purchase Agreement and the Registration Statement (including the issuance and sale of the Securities by the Company and the use of the proceeds from the sale of the Securities by the Company as described in the Prospectuses under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder and under the U.S. Purchase Agreement have been duly authorized by all necessary corporate and shareholder action and do not and will not (i) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or events or liens, charges or encumbrances that have been waived or consented to that would not result in a Material Adverse Effect), (ii) vio-late any of the provisions of the charter or by-laws of the Company or any Subsidiary or (iii) violate any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any Subsidiary or any of their assets, properties or operations, except for such violations that would not result in a Material Adverse Effect. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any Subsidiary.

           (xi) Absence of Labor Dispute. No labor dispute with the employees of the Company or any Subsidiary exists or, to the knowledge of the Company, is threatened which may reasonably be expected to result in a Material Adverse Effect.

          (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any Subsidiary which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement and the U.S. Purchase Agreement or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any Subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

         (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectuses or to be filed as exhibits thereto which have not been so described and filed as required.

          (xiv) Possession of Intellectual Property. The Company and its Subsidiaries own or possess or have the right to use the patents, patent rights, licenses, inventions, copyrights, know-how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") currently employed by them in connection with the business now operated by them as described in the Prospectuses, except (i) for restrictions on ownership, if any, arising out of the security interest in such Intellectual Property pursuant to the Credit Agreement and
      (ii) where the failure to so own or possess the right to use would not result in a Material Adverse Effect, and neither the Company nor any of its Subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual

      Property invalid or inadequate to protect the interest of the Company or any of its Subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

           (xv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations in connection with the offering, issuance or sale of the Securities to be sold by the Company under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement concerning the issuance and sale of Securities by the Company to the Underwriters, except (i) such as have been already obtained or as may be required under the 1933 Act, the 1933 Act Regulations, the Securities Exchange Act of 1934, as amended (the "1934 Act"), and the rules and regulations thereunder (the "1934 Act Regulations") or state or foreign securities laws and the rules and regulations of the NASD and the New York Stock Exchange, Inc. (the "NYSE") and (ii) such as have been obtained under the laws and regulations of jurisdictions outside the United States in which the Reserved Securities are offered.

          (xvi) Possession of Licenses and Permits. The Company and its Subsidiaries possess such permits, licenses, approvals, consents and other authorizations
      (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies currently employed by them in connection with the business now operated by them as described in the Prospectuses, except where the failure to possess such Governmental Licenses would not have a Material Adverse Effect; the Company and its Subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except where the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and neither the Company nor any of its

      Subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse
      Effect.

         (xvii) Title to Property. The Company and its Subsidiaries have good and marketable title to all real property owned by the Company and its Subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Prospectuses, (b) are in effect pursuant to the Credit Agreement or (c) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its Subsidiaries; and all of the leases and subleases material to the business of the Company and its Subsidiaries, considered as one enterprise, and under which the Company or any of its Subsidiaries holds properties described in the Prospectuses are in full force and effect, and neither the Company nor any Subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any Subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such Subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

        (xviii) Compliance with Cuba Act. The Company has complied with, and is and will be in compliance with, the provisions of that certain Florida act relating to disclosure of doing business with Cuba, codified as
      Section 517.075 of the Florida statutes, and the rules and regulations thereunder (collectively, the "Cuba Act") or is exempt therefrom.

          (xix) Investment Company Act. The Company is not, and upon the issuance and sale of the Securities as herein contemplated and the application of the net proceeds therefrom as described in the Prospectuses will not be, an "investment company" or an entity "controlled" by an "investment company" as such terms are defined in the Investment Company Act of 1940, as amended (the "1940 Act").

           (xx) Environmental Laws. Except in each case as described in the Registration Statement and as would not, singly or in the aggregate, result in a Material Adverse Effect, (A) neither the Company nor any of its Subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, in each case applicable to the Company or any of its Subsidiaries, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (B) the Company and its Subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements,
      (C) there are no pending or, to the knowledge of the Company, threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its Subsidiaries and (D) there are no events or circumstances that might reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its Subsidiaries relating to Hazardous Materials or any Environmental Laws.

          (xxi) Registration Rights. Except as disclosed in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration
      Statement or otherwise registered by the Company under the 1933 Act.

         (xxii) Lock-up Letters. The Company has obtained the written agreement of each of its existing shareholders listed on Schedule D, in the form previously furnished to you, that such person has waived any registration rights or rights to purchase capital stock in connection with the Offering and such person will not for a period of 180 days from the date hereof sell, grant any option to sell or otherwise dispose of any capital stock of the Company or any securities convertible or exchangeable into or exercisable for capital stock of the Company and such person shall not cause the Company within such 180-day period to file a registration statement covering capital stock or securities convertible or exchangeable into or exercisable for capital stock.

            (b)  Representations and Warranties by the Selling
Shareholders. Each Selling Shareholder severally represents and warrants to each International Manager as of the date hereof and as of the Closing Time, and agrees with each International Manager, as follows:

            (i) Authorization of Agreements. Such Selling Shareholder has the full right, power and authority to enter into this Agreement, a Power of Attorney (the "Power of Attorney") and a Custody Agreement (the "Custody Agreement") and to sell, transfer and deliver the Securities to be sold by such Selling Shareholder hereunder. The execution and delivery of this Agreement, the Power of Attorney and the Custody Agreement and the sale and delivery of the Securities to be sold by such Selling Shareholder and the consummation of the transactions contemplated herein and compliance by such Selling Shareholder with its obligations hereunder have been duly authorized by such Selling Shareholder and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under, or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities to be sold by such Selling Shareholder or any property or assets of such Selling Shareholder pursuant to any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other agreement or instrument to which such Selling Shareholder is a party or by which such Selling Shareholder may be bound, or to which any of the property or assets of such Selling Shareholder is subject, nor will such action result in any violation of the provisions of the charter or by-laws or other organizational instrument of such Selling Shareholder, if applicable, or any applicable treaty, law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over such Selling Shareholder or any of its properties.

           (ii) Security Ownership. Such Selling Shareholder does not own, beneficially or of record, any securities, or options or rights to acquire securities, of the Company other than the shares of Common Stock to be sold hereunder and under the U.S. Purchase Agreement and, if applicable, the Junior Subordinated Notes owned by such Selling Shareholder as set forth in an exhibit to the Note Purchase Agreement dated as of September 20, 1996 by and among the Company and the Noteholders defined therein (the "Note Purchase Agreement").

          (iii) Good and Marketable Title. Such Selling Shareholder has good and marketable title to the Securities to be sold by such Selling Shareholder hereunder and under the U.S. Purchase Agreement, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind, other than pursuant to this Agreement or the U.S. Purchase Agreement; and upon delivery of such Securities and payment of the purchase price therefor as herein contemplated, assuming each such Underwriter has no notice of any adverse claim, each of the Underwriters will receive good and marketable title to the Securities purchased by it from such Selling Shareholder, free and clear of any security interest, mortgage, pledge, lien, charge, claim, equity or encumbrance of any kind.

           (iv) Due Execution of Power of Attorney and Custody Agreement. Such Selling Shareholder has duly executed and delivered, in the form heretofore furnished to the Lead Managers, the Power of Attorney and the Custody Agreement with Henry H. Minis and Don L. Waters, or any of them, as attorney(s)-in-fact (the "Attorney(s)-in-Fact") and Milbank, Tweed, Hadley & McCloy, as custodian (the "Custodian"); the Custodian is authorized to deliver the Securities to be sold by such Selling Shareholder hereunder and to accept payment therefor; and [each] Attorney-in-Fact is authorized to execute and deliver this Agreement and the certificate referred to in Section 5(f) or that may be required pursuant to Section 5(l) on behalf of such Selling Shareholder, to sell, assign and transfer to the Underwriters the Securities to be sold by such Selling Shareholder hereunder, to determine the purchase price to be paid by the Underwriters to such Selling
      Shareholder, as provided in Section 2(a) hereof, to authorize the delivery of the Securities to be sold by such Selling Shareholder hereunder, to accept payment therefor, and otherwise to act on behalf of such Selling Shareholder in connection with this Agreement.

            (v)  Absence of Manipulation.  Such Selling
      Shareholder has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or which might reasonably be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Securities.

           (vi) Absence of Further Requirements. No filing with, or consent, approval, authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign, is necessary or required on the part of each Selling Shareholder for the performance by such Selling Shareholder of its obligations hereunder or in the Power of Attorney or the Custody Agreement, or in connection with the sale and delivery of the Securities under this Agreement and the U.S. Purchase Agreement or the consummation of the transactions contemplated by this Agreement and the U.S. Purchase Agreement, except such as may have previously been made or obtained and are in full force and effect or as may be required under the 1933 Act, the 1933 Act Regulations, the 1934 Act, the 1934 Act Regulations, state or foreign securities laws and the rules and regulations of the NASD or the NYSE.

          (vii)  Enforceability of Note Purchase Agreement.  Such
      Selling Shareholder has duly authorized, executed and delivered the Note Purchase Agreement and such agreement is a binding obligation of such Selling Shareholder enforceable against it in accordance with its terms.

         (viii) Certificates Suitable for Transfer. Certifi-cates for all of the Securities to be sold by such Selling Shareholder pursuant to this Agreement and the International Purchase Agreement, in suitable form for transfer by delivery or accompanied by duly executed instruments of transfer or assignment in blank with signatures guaranteed, have been placed in custody with the Custodian with irrevocable conditional instructions to deliver such

      Securities to the International Managers and U.S.
      Underwriters pursuant to this Agreement and the U.S.
      Purchase Agreement.

           (ix) No Association with NASD. Neither such Selling Shareholder nor any of such Selling Stockholder's affiliates (as defined in Rule 2720(b) of the NASD Conduct Rules), directly or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, or has any other association with, any member firm of the National Association of Securities Dealers, Inc.

            (c) Officer's Certificates. Any certificate signed by any officer of the Company or any of its Subsidiaries delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by the Company to each International Manager as to the matters covered thereby; and any certificate signed by or on behalf of the Selling Shareholders as such and delivered to the Global Coordinator, the Lead Managers or to counsel for the International Managers shall be deemed a representation and warranty by such Selling Shareholder to the International Managers as to the matters covered thereby.

            SECTION 2.  Sale and Delivery to Underwriters;
Closing.

            (a) Initial Securities. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company and each Selling Shareholder, severally and not jointly, agree to sell to each International Manager, severally and not jointly, and each International Manager, severally and not jointly, agrees to purchase from the Company and each Selling Shareholder, at the price per share set forth in Schedule C, that proportion of the number of Initial International Securities set forth in Schedule B opposite the name of the Company or such Selling Shareholder, as the case may be, which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager, plus any additional number of Initial International Securities which such International Manager may become obligated to purchase pursuant to the provisions of Section 10 hereof, bears to the total number of Initial International Securities, subject, in each case, to such adjustments among the International Managers as the Global

Coordinator in its sole discretion shall make to eliminate any sales or purchases of fractional securities.

            (b) Option Securities. In addition, on the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Company hereby grants an option to the International Managers, severally and not jointly, to purchase up to an additional 125,700 shares of Common Stock, as set forth in Schedule B, at the price per share set forth in Schedule C. The option hereby granted will expire 30 days after the date hereof and may be exercised in whole or in part only for the purpose of covering over-allotments which may be made in connection with the offering and distribution of the Initial International
Securities upon notice by the Lead Managers to the Company setting forth the number of International Option Securities as to which the several International Managers are exercising the option and the time and date of payment and delivery for such International Option Securities. Any such time and date of delivery (a "Date of Delivery") shall be determined by the Lead Managers, but shall not be earlier than three nor later than seven full business days after the exercise of said option, nor in any event prior to the Closing Time, as hereinafter defined. If the option is exercised as to all or any portion of the International Option Securities, each of the International Managers, acting severally and not jointly, will purchase that proportion of the total number of International Option
Securities then being purchased which the number of Initial International Securities set forth in Schedule A opposite the name of such International Manager bears to the total number of Initial International Securities, subject in each case to such adjustments as the Global Coordinator in its discretion shall make to eliminate any sales or purchases of fractional shares.

            (c) Payment. Payment of the purchase price for, and delivery of certificates for, the Initial International Securities shall be made at the offices of Cahill Gordon & Reindel, 80 Pine Street, New York, New York 10005, or at such other place as shall be agreed upon by the Global Coordinator and the Company, at 9:00 A.M. (Eastern time), on the third (fourth, if the pricing occurs after 4:30 P.M. (Eastern time) on any given day) business day after the date hereof (unless postponed in accordance with the provisions of Section 10 or
11), or such other time not later than ten business days after such date as shall be agreed upon by the Global Coordinator and the Company (such time and date of payment and delivery being herein called "Closing Time").

            In addition, in the event that any or all of the International Option Securities are purchased by the International Managers, payment of the purchase price for, and delivery of certificates for, such International Option Securities shall be made at the above-mentioned offices, or at such other place as shall be agreed upon by the Global Coordinator and the Company, on the Date of Delivery as specified in the notice from the Global Coordinator to the Company.

            Payment shall be made to the Company and the Selling Shareholders by wire transfer of immediately available funds to bank accounts designated by the Company and the Custodian (pursuant to written instructions from each Selling Shareholder), as the case may be, against delivery to the Lead Managers for the respective accounts of the Lead Managers of certificates for the Securities to be purchased by them. It is understood that each International Manager has authorized the Lead Managers, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the Initial International Securities and the International Option Securities, if any, which it has agreed to purchase. Merrill Lynch, individually and not as representative of the International Managers, may (but shall not be obligated to) make payment of the purchase price for the Initial
International Securities or the International Option
Securities, if any, to be purchased by any International
Manager whose funds have not been received by the Closing Time or the relevant Date of Delivery, as the case may be, but such payment shall not relieve such International Manager from its obligations hereunder.

            (d) Denominations; Registration. Certificates for the Initial International Securities and the International Option Securities, if any, shall be in such denominations and registered in such names as the Lead Managers may request in writing at least one full business day before the Closing Time or the relevant Date of Delivery, as the case may be. The certificates for the Initial International Securities and the International Option Securities, if any, will be made available for examination and packaging by the U.S. Representatives in The City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time or the relevant Date of Delivery, as the case may be.

            SECTION 3.  Covenants of the Company.  The Company
covenants with each International Manager as follows:

            (a) Compliance with Securities Regulations and Commission Requests. The Company, subject to Section 3(b), will comply with the requirements of Rule 430A or Rule 434, as applicable, and will notify the Global Coordinator immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectuses or any amended Prospectuses shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectuses or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the Securities for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Company will promptly effect the filings necessary pursuant to Rule 424(b) and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 424(b) was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Company will make every reasonable effort to prevent the issuance of any stop order and, if any stop order is issued, to obtain the lifting thereof at the earliest possible moment.

            (b) Filing of Amendments. The Company will give the Global Coordinator notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)), any Term Sheet or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectuses, will furnish the Global Coordinator with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Global Coordinator or counsel for the International Managers shall reasonably object.

            (c) Delivery of Registration Statement. The Company has furnished or will deliver to the Lead Managers and counsel for the International Managers, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Lead Managers, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the International Managers. If applicable, the copies of the Registration Statement and each amendment thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (d) Delivery of Prospectuses. The Company has delivered to each International Manager, without charge, as many copies of each preliminary prospectus as such International Manager has reasonably requested, and the Company hereby consents to the use of such copies for purposes permitted by the 1933 Act. The Company will furnish to each International Manager, without charge, during the period when the International Prospectus is required to be delivered under the 1933 Act or the 1934 Act, such number of copies of the International Prospectus (as amended or supplemented) as such International Manager may reasonably request. If applicable, the International Prospectus and any amendments or supplements thereto furnished to the International Managers will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (e) Continued Compliance with Securities Laws. The Company will comply with the 1933 Act and the 1933 Act Regulations so as to permit the completion of the distribution of the Securities as contemplated in this Agreement, the U.S. Purchase Agreement and the Prospectuses. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the Securities, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the International Managers or for the Company, to amend the Registration Statement or amend or supplement any Prospectus in order that such Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectuses in order to comply with the requirements of the 1933 Act or the 1933 Act Regulations, the Company will promptly prepare and file with the Commission, subject to Section 3(b), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectuses comply with such requirements, and the Company will furnish to the International Managers such number of copies of such amendment or supplement as the International Managers may reasonably request.

            (f) Blue Sky Qualifications. The Company will use its reasonable best efforts, in cooperation with the International Managers, to qualify the Securities for offering and sale under the applicable securities laws of such states and other jurisdictions (domestic or foreign) as the Global Coordinator may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Company shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in securities in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the Securities have been so qualified, the Company will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

            (g) Rule 158. The Company will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable, but in any event not later than eighteen months after the effective date of the Registration Statement, an earnings statement for the purposes of, and to provide the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act (including, at the option of the Company, pursuant to Rule 158).

            (h) Use of Proceeds. The Company will use the net proceeds received by it from its sale of the Securities in the manner specified in the Prospectuses under "Use of Proceeds."

            (i) Listing. The Company will use its reasonable best efforts to effect the listing of the Securities on the New York Stock Exchange.

            (j) Restriction on Sale of Securities. During a period of 180 days from the date of the Prospectuses, the Company will not, without the prior written consent of the Global Coordinator, (i) directly or indirectly, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase or otherwise transfer or dispose of any share of Common Stock or any securities convertible into or exercisable or exchangeable for Common Stock or file any registration statement under the 1933 Act with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction described in clause (i) or (ii) above is to be settled by delivery of Common Stock or such other securities, in cash or otherwise. The foregoing sentence shall not apply to (A) the Securities to be sold hereunder, (B) any shares of Common Stock issued by the Company upon the exercise of an option or warrant or the conversion of a security outstanding on the date hereof and described in the Prospectuses, (C) any shares of Common Stock or other securities convertible into, or exercisable or exchangeable for, such shares issued or options to purchase Common Stock or other securities convertible into, or exercisable or exchangeable for, such shares granted pursuant to existing employee benefit plans of the Company described in the Prospectuses pursuant to any non-employee director stock plan described in the Prospectuses or (D) any conversion of Class B or Class C Common Stock into Class A Common Stock, provided, however, such conversion may only take place if the Stockholder requesting such conversion was also the beneficial owner of such Class B or Class C Common Stock at the Closing Time.

            (k) Reporting Requirements. The Company, during the period when the Prospectuses are required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1934 Act within the time periods required by the 1934 Act and the rules and regulations of the Commission thereunder.

            (l) Compliance with Rule 463. The Company will file with the Commission such reports on Form SR as may be required pursuant to Rule 463 of the 1933 Act Regulations.

            (m) Compliance with NASD Rules. The Company hereby agrees that it will ensure that the Reserved Securities will be restricted as required by the NASD or the NASD rules from sale, transfer, assignment, pledge or hypothecation for a period of three months following the date of this Agreement. The International Managers will notify the Company as to which persons will need to be so restricted. At the request of the International Managers, the Company will direct the transfer agent to place a stop transfer restriction upon such securities for such period of time. Should the Company release, or seek to release, from such restrictions any of the Reserved Securities, the Company agrees to reimburse the International Managers for any reasonable expenses (including, without limitation, reasonable legal expenses) they incur in connection with such release.

            SECTION 4.  Payment of Expenses.

            (a) Expenses. The Company will pay all expenses incident to the performance of its and the Selling Shareholders' obligations under this Agreement and the U.S. Purchase Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the reasonable cost of duplicating this Agreement, any Agreement among Underwriters and such other documents customarily used in connection with the offering, purchase, sale, issuance or delivery of the Securities,
(iii) the preparation, issuance and delivery of the certificates for the Securities to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the Securities to the Underwriters and the transfer of the Securities between the U.S. Underwriters and International Managers, (iv) the fees and disbursements of the Company's and the Selling Shareholders' counsel, accountants and other advisors, (v) the qualification of the

Securities under securities laws in accordance with the provisions of Section 3(f) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation, printing and delivery of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, any Term Sheets and of the Prospectuses and any amendments or supplements thereto, (vii) the fees and expenses of any transfer agent or registrar for the Securities, (viii) the filing fees incident to, and the reasonable fees and disbursements of counsel to the Underwriters in connection with, the review by the NASD of the terms of the sale of the Securities, (ix) the fees and expenses incurred in connection with the listing of the Securities on the New York Stock Exchange and (x) all costs and expenses of the Underwriters, including the reasonable fees and disbursements of counsel for the Underwriters, in connection with matters related to the Reserved Securities which are designated by the Company for sale to employees and others having a business relationship with the Company.

            (b) Termination of Agreement. If this Agreement is terminated by the Lead Managers in accordance with the provisions of Section 5, Section 9(a)(i) or Section 11 hereof, the Company shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the International Managers.

            SECTION 5. Conditions of International Managers' Obligations. The obligations of the several International Managers hereunder are subject to the accuracy of the representations and warranties of the Company and the Selling Shareholders contained in Section 1 hereof or in certificates of any officer of the Company or any Subsidiary or on behalf of any Selling Shareholder delivered pursuant to the provisions hereof, to the performance in all material respects by the Company of its covenants and other obligations hereunder, and to the following further conditions:

            (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act or proceedings therefor initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the International Managers. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 424(b) (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430(A)) or, if the Company has elected to rely upon Rule 434, a Term Sheet shall have been filed with the Commission in accordance with Rule 424(b).

            (b) Opinion of Counsel for Company. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Milbank, Tweed, Hadley & McCloy, counsel for the Company, in form and substance reasonably satisfactory to counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit A hereto and to such further effect as counsel to the International Managers may reasonably request. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the Federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel reasonably satisfactory to the International Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

            (c) Opinion of Counsel for the Selling Shareholders. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Hunter, MacLean, Exley & Dunn, P.C., counsel for the Selling Shareholders, in form and substance reasonably satisfactory to counsel for the International Managers and addressed to the Company and the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers to the effect set forth in Exhibit B hereto and to such further effect as counsel to the International Managers may reasonably request.

            (d) Opinion of Counsel for International Managers. At Closing Time, the Lead Managers shall have received the favorable opinion, dated as of Closing Time, of Cahill Gordon & Reindel, counsel for the International Managers, together with signed or reproduced copies of such letter for each of the other International Managers with respect to the matters set forth in clauses (i), (ii), (v), (vi) (solely as to preemptive or other similar rights arising by operation of law or under the charter or by-laws of the Company), (viii) through (x), inclusive, (xiv) (solely as to the information in the Prospectuses under "Description of Capital Stock -- Common Stock") and the penultimate paragraph of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York, the Federal law of the United States and the General Corporation Law of the State of Delaware, upon the opinions of counsel reasonably satisfactory to the Lead Managers. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Company and its Subsidiaries and certificates of public officials.

            (e) Officers' Certificate. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the business, financial condition, results of operations or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, and the Lead Managers shall have received a certificate of the President or a Vice President of the Company and of the chief financial officer of the Company, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Section 1(a) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time,
      (iii) the Company has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, and (iv) no stop order suspending the effectiveness of the Registration Statement has been issued and no proceedings for that purpose have been instituted or are pending or, to such person's knowledge, threatened by the Commission.

            (f) Certificate of Selling Shareholders. At Closing Time, the Lead Managers shall have received a certificate of an Attorney-in-Fact on behalf of each Selling Shareholder, dated as of Closing Time, to the effect that
      (i) the representations and warranties of each Selling Shareholder contained in Section 1(b) hereof are true and correct in all respects with the same force and effect as though expressly made at and as of Closing Time and
      (ii) each Selling Shareholder has complied in all material respects with all agreements and satisfied all conditions on its part to be performed or satisfied under this Agreement at or prior to Closing Time.

            (g) Accountant's Comfort Letters. At the time of the execution of this Agreement, the Lead Managers shall have received from each of Deloitte & Touche, L.L.P. and Price Waterhouse LLP letters dated such date, in form and substance reasonably satisfactory to the Lead Managers, together with signed or reproduced copies of such letters for each of the other U.S. Underwriters containing statements and information of the type ordinarily included in accountants' "comfort letters" to underwriters with respect to the financial statements and certain financial information contained in the Registration Statement and the Prospectuses.

            (h) Bring-down Comfort Letters. At Closing Time, the Lead Managers shall have received from each of Deloitte & Touche, L.L.P. and Price Waterhouse LLP letters, dated as of Closing Time, to the effect that they reaffirm the statements made in the letters furnished pursuant to subsection (g) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

            (i)  Approval of Listing.  At Closing Time, the
      Securities shall have been approved for listing on the New
      York Stock Exchange, subject only to official notice of issuance.

            (j) No Objection. The NASD shall not have raised any objection with respect to the fairness and reasonable-ness of the underwriting terms and arrangements.

            (k) Lock-up Agreements. At the date of this Agreement, the Lead Managers shall have received an agreement substantially in the form of Exhibit C hereto signed by the persons listed on Schedule D hereto and the Selling Shareholders listed on Schedule B hereto.

            (l)  Purchase of Initial U.S. Securities.
      Contemporaneously with the purchase by the Lead Managers of the Initial International Securities under this Agreement, the U.S. Underwriters shall have purchased the Initial U.S. Securities under the U.S. Purchase Agreement.

            (m) New Senior Bank Facility. At or prior to Closing Time, the Company shall have entered into the
      [Credit Agreement with          ] substantially on the
      terms described in the Prospectuses and shall have borrowed amounts thereunder sufficient, together with a portion of the proceeds of the sale of Securities by the Company, to repay all amounts outstanding under its existing credit facility; and such amounts shall have been or will be, at Closing Time, applied to repay the existing credit facility in full and such facility shall have been or will be, at Closing Time, terminated.

            (n) Conditions to Purchase of International Option Securities. In the event that the International Managers exercise their option provided in Section 2(b) hereof to purchase all or any portion of the International Option Securities, the representations and warranties of the Company contained herein and the statements in any certificates furnished by the Company or any Subsidiary of the Company hereunder shall be true and correct as of each Date of Delivery and, at the relevant Date of Delivery, the Lead Managers shall have received:

                  (i)  Officers' Certificate.  A certificate,
            dated such Date of Delivery, of the President or a Vice President of the Company and of the chief financial officer of the Company confirming that the certificate delivered at Closing Time pursuant to
            Section 5(e) hereof remains true and correct as of such Date of Delivery.

                 (ii)  Opinion of Counsel for Company.  The
            favorable opinion of Milbank, Tweed, Hadley & McCloy, counsel for the Company, in form and substance reasonably satisfactory to counsel for the Lead Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(b) hereof.

                (iii)  Opinion of Counsel for International
            Managers. The favorable opinion of Cahill Gordon & Reindel, counsel for the International Managers, dated such Date of Delivery, relating to the International Option Securities to be purchased on such Date of Delivery and otherwise to the same effect as the opinion required by Section 5(d) hereof.

                 (iv) Bring-down Comfort Letters. Letters from each of Deloitte & Touche, L.L.P. and Price Waterhouse LLP, in form and substance reasonably satisfactory to the Lead Managers and dated such Date of Delivery, substantially in the same form and substance as the letters furnished to the Lead Managers pursuant to Section 5(g) hereof, except that the "specified date" in the letters furnished pursuant to this paragraph shall be a date not more than five days prior to such Date of Delivery.

            (o) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the International Managers shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the Securities as herein contemplated, or in order to evidence the accuracy of any of the representatives or warranties, or the fulfillment of any of the conditions herein contained; and all proceedings taken by the Company and the Selling Shareholders in connection with the issuance and sale of the Securities as herein contemplated shall be reasonably satisfactory in form and substance to the Lead Managers and counsel for the International Managers.

            (p) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement or, in the case of any condition to the purchase of International Option Securities on a Date of Delivery which is after the Closing Time, the obligations of the several International Managers to purchase the relevant International Option Securities, may be terminated by the Lead Managers by notice to the Company at any time at or prior to Closing Time or such Date of Delivery, as the case may be, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6 and 7 shall survive any such termination and remain in full force and effect.

            SECTION 6.  Indemnification.

            (a) Indemnification of International Managers. The Company and the Selling Shareholders, severally and not jointly, agree to indemnify and hold harmless each International Manager and each person, if any, who controls any International Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act to the extent and in the manner set forth in clauses (i), (ii), (iii) and (iv) below:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact contained in any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

           (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of
      (A) the violation of any applicable laws or regulations of foreign jurisdictions where Reserved Securities have been offered and (B) any untrue statement or alleged untrue statement of a material fact included in the supplement or prospectus wrapper material distributed in foreign jurisdictions in connection with the reservation and sale of the Reserved Securities to eligible employees of the Company and certain other persons or the omission or alleged omission therefrom of a material fact necessary to make the statements therein, when considered in conjunction with the Prospectus or preliminary prospectus, not misleading;

          (iii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof; provided that (subject to Section 6(d) below) any such settlement is effected with the prior written consent of the Company; and

           (iv) against any and all expense whatsoever, as incurred (including the reasonable fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission or in connection with any violation of the nature referred to in Section 6(a)(ii)(A) hereof, to the extent that any such expense is not paid under (i), (ii) or (iii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Company by any U.S. Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) and
(ii) such indemnity with respect to any preliminary prospectus shall not inure to the benefit of any Underwriter (or any person controlling such Underwriter) from whom the person asserting any such loss, liability, claim or damage purchased shares of Common Stock which are the subject thereof if such person did not receive a copy of the International Prospectus (as amended or supplemented) at or prior to the confirmation of the sale of Common Stock to such person in any case where such delivery is required by the 1933 Act and (A) the untrue statement or omission of a material fact contained in such preliminary prospectus was corrected in the International Prospectus (as amended or supplemented) and (B) such Underwriter had previously been furnished by or on behalf of the Company with a sufficient number of copies of the International Prospectus (as amended or supplemented). The obligations of the Company and the Selling Shareholders pursuant to this Section 6 are several and not joint; provided, however, that the Selling Shareholders' aggregate liability under this Section 6 shall be limited to an amount equal to the net proceeds
(after deducting the underwriting discount, but before deducting expenses) received by the Selling Shareholders in the aggregate from the sale of Securities pursuant to this Agreement.

            (b) Indemnification of Company, Directors and Officers. Each International Manager severally agrees to indemnify and hold harmless the Company, its directors, each of its officers who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of section 15 of the 1933 Act or Section 20 of the 1934 Act, and each Selling Shareholder against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information and the Rule 434 Information, if applicable, or any preliminary prospectus or the Prospectuses (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Company by such International Manager through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), or such preliminary prospectus or the Prospectuses (or any amendment or supplement thereto).

            (c) Actions Against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Company. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to one local counsel in any relevant jurisdiction) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

            (d) Settlement with Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by Section 6(a)(iii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

            (e) Indemnification for Reserved Securities. In connection with the offer and sale of the Reserved Securities, the Company agrees, promptly upon a request in writing, to indemnify and hold harmless the International Managers from and against any and all losses, liabilities, claims, damages and expenses incurred by them as a result of the failure of eligible employees and other persons to pay for and accept delivery of Reserved Securities which, by the end of the first business day following the date of this Agreement, were subject to a properly confirmed agreement to purchase.

            (f) The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to indemnification.

            SECTION 7. Contribution. If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand from the offering of the Securities pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Company and the Selling Shareholders on the one hand and of the International Managers on the other hand in connection with the statements or omissions, or in connection with any failure of the nature referred to in Section 6(a)(ii)(A) hereof, which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

            The relative benefits received by the Company and the Selling Shareholders on the one hand and the International Managers on the other hand in connection with the offering of the Securities pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the Securities pursuant to this Agreement (before deducting expenses) received by the Company and the Selling Shareholders and the total underwriting discount received by the International Managers, in each case as set forth on the cover of the International Prospectus, or, if Rule 434 is used, the corresponding location on the Term Sheet, bear to the aggregate initial public offering price of the Securities as set forth on such cover.

            The relative fault of the Company and the Selling Shareholders on the one hand and the International Managers on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Company or the Selling Shareholders or by the International Managers and the parties' relevant intent, knowledge, access to information and opportunity to correct or prevent such statement or omission or any failure of the nature referred to in Section 6(a)(ii)(A) hereof.

            The Company, the Selling Shareholders and the International Managers agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the U.S. Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this
Section 7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

            Notwithstanding the provisions of this Section 7, no International Manager shall be required to contribute any amount in excess of the amount by which the total price at which the Securities underwritten by it and distributed to the public exceeds the amount of any damages which such International Manager has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

            No person guilty of fraudulent misrepresentation
(within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

            For purposes of this Section 7, each person, if any, who controls an International Manager within the meaning of
Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such International Manager, and each director of the Company, each officer of the Company who signed the Registration Statement, and each person, if any, who controls the Company within the meaning of Section

15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Company. The International Managers' respective obligations to contribute pursuant to this
Section 7 are several in proportion to the number of Initial International Securities set forth opposite their respective names in Schedule A hereto and not joint.

            The provisions of this Section shall not affect any agreement among the Company and the Selling Shareholders with respect to contribution.

            SECTION 8.  Representations, Warranties and
Agreements To Survive Delivery. All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Company and the Selling Shareholders submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any International Manager or controlling person, or by or on behalf of the Company and the Selling Shareholders, and shall survive delivery of the Securities to the International Manager.

            SECTION 9.  Termination of Agreement.

            (a) Termination; General. The Lead Managers may terminate this Agreement, by notice to the Company and the Attorney-in-Fact for the Selling Shareholders, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectuses, any material adverse change in the business, financial condition, results of operations or business prospects of the Company and its Subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Lead Managers, impracticable to market the Securities or to enforce contracts for the sale of the Securities, or (iii) if trading in any securities of the Company has been suspended or limited by the Commission or the New York Stock Exchange, or if trading generally on the American Stock Exchange or the New York Stock Exchange or in the Nasdaq National Market has been suspended or limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the National Association of Securities Dealers, Inc. or any other governmental authority, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

            (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in
Section 4 hereof, and provided further that Sections 1, 6 and 7 shall survive such termination and remain in full force and effect.

            SECTION 10.  Default by One or More of the
International Managers. If one or more of the International Managers shall fail at Closing Time or a Date of Delivery to purchase the Securities which it or they are obligated to purchase under this Agreement (the "Defaulted Securities"), the Lead Managers shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting International Managers, or any other underwriters, to purchase all, but not less than all, of the Defaulted Securities in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Lead Managers shall not have completed such arrangements within such 24-hour period, then:

            (a) if the number of Defaulted Securities does not exceed 10% of the number of Securities to be purchased on such date, each of the non-defaulting International Managers shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting International Managers, or

            (b) if the number of Defaulted Securities exceeds 10% of the number of Securities to be purchased on such date, this Agreement or, with respect to any Date of Delivery which occurs after the Closing Time, the obligation of the International Managers to purchase and of the Company to sell the International Option Securities to be purchased and sold on such Date of Delivery shall terminate without liability on the part of any non-defaulting International Managers.

            No action taken pursuant to this Section shall relieve any defaulting Lead Managers from liability in respect of its default.

            In the event of any such default which does not result in a termination of this Agreement or, in the case of a Date of Delivery which is after the Closing Time, which does not result in a termination of the obligation of the International Managers to purchase and the Company to sell the relevant International Option Securities, as the case may be, either the Lead Managers or the Company shall have the right to postpone Closing Time or the relevant Date of Delivery, as the case may be, for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "International Manager" includes any person substituted for an International Manager under this Section 10.

            SECTION 11. Default by One or More of the Selling Shareholders or the Company. (a) If a Selling Shareholder shall fail at Closing Time to sell and deliver the number of Securities which such Selling Shareholder is obligated to sell hereunder, then the International Managers may, at option of the Lead Managers, by notice from the Lead Managers to the Company and the non-defaulting Selling Shareholders, either
(i) terminate this Agreement without any liability on the fault of any non-defaulting party except that the provisions of Sections 1, 4, 6 and 7 shall remain in full force and effect or
(ii) elect to purchase the Securities which the non-defaulting Selling Shareholders have agreed to sell hereunder. No action taken pursuant to this Section 11 shall relieve any Selling Shareholder so defaulting from liability, if any, in respect of such default.

            In the event of a default by any Selling Shareholder as referred to in this Section 11, each of the Lead Managers and the Company shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required change in the Registration Statement or Prospectus or in any other documents or arrangements.

            (b) If the Company shall fail at Closing Time or at the Date of Delivery to sell the number of Securities that it is obligated to sell hereunder, then this Agreement shall terminate without any liability on the part of any non-defaulting party; provided, however, that the provisions of Sections 1, 4, 6 and 7 shall remain in full force and effect.
No action taken
pursuant to this Section shall relieve the Company from liability, if any, in respect of such default.

            SECTION 12.  Notices.  All notices and other
communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the International Managers shall be directed to the Lead Managers at North Tower, World Financial Center, New York, New York 10281-1201, attention of Scott Elaine Haggard; notices to the Company shall be directed to it at 64 Ross Road, Savannah, Georgia 31405, attention of Dr. Leroy Keith, with a copy to Morningside Capital Group, L.L.C., One Morningside Drive North, Suite 200, Westport, Connecticut 06880, Attention: Vincent A. Wasik; and notices to the Selling Shareholders shall be
directed to their Attorneys-in-Fact at [          ], attention
of Henry H. Minis and Don L. Waters.

            SECTION 13. Parties. This Agreement shall inure to the benefit of and be binding upon the International Managers, the Company and the Selling Shareholders and their respective successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the International Managers, the Company and the Selling Shareholders and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal representatives, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the International Managers, the Company and the Selling Shareholders and their respective successors, and said controlling persons and officers and directors and their heirs and legal representatives, and for the benefit of no other person, firm or corporation. No purchaser of securities from any International Manager shall be deemed to be a successor by reason merely of such purchase.

            SECTION 14.  Governing Law and Time.  THIS AGREEMENT
SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS
OF THE STATE OF NEW YORK.  SPECIFIED TIMES OF DAY REFER TO NEW
YORK CITY TIME.

            SECTION 15.  Effect of Headings.  The Article and
Section headings herein and the Table of Contents are for convenience only and shall not affect the construction hereof.

            If the foregoing is in accordance with your understanding of our agreement, please sign and return to the Company and the Attorney-in-Fact for the Selling Shareholders a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the International Managers, the Company and the Selling
Shareholders in accordance with its terms.

                        Very truly yours,

                        CARSON, INC.


                        By
                          --------------------------------
                          Name:
                          Title:


                        [Selling Shareholders]


                        By
                          --------------------------------
                          As Attorney-in-Fact acting on
                          behalf of the Selling
                          Shareholders named in
                          Schedule B hereto

CONFIRMED AND ACCEPTED,
  as of the date first above written:


MERRILL LYNCH INTERNATIONAL
DONALDSON, LUFKIN & JENRETTE
  SECURITIES CORPORATION

By:  MERRILL LYNCH INTERNATIONAL


By_________________________________________
             Authorized Signatory


For itself and as Representatives of the other Underwriters named in Schedule A hereto.

                                SCHEDULE A


                                                           Number of
                                                           Initial
                                                           International
  Name of International Manager                            Securities
  -----------------------------                            -------------

Merrill Lynch International ..........................
Donaldson, Lufkin & Jenrette Securities
  Corporation ........................................




                                                             _______

Total ................................................       838,000
                                                             =======


































                                 Sch A - 1

                                SCHEDULE B


                          Number of Initial            Maximum Number of
                          International                International Option
                          Securities To Be Sold        Securities To Be Sold
                          ---------------------        ---------------------



CARSON, INC.                       838,000                      125,700

Vango, LP

Henry H, Minis

Marquerite M. Trethewey

James E. Hungerpiller, as Trustee of The
  Edith Hunter Minis Charitable Remainder
  Unitrust - 1996 u/a/dtd September 20,
  1996

Don L. Waters and Russell W. Carpenter,
  as co-Trustees, u/a/w Abram Minis, Jr.,
  dated July 15, 1993

James E. Hungerpiller, as Trustee of The
  James E. Hungerpiller Charitable
  Remainder Unitrust - 1996 u/a/dtd
  September 20, 1996

Total ............




















                                 Sch B - 1

                               SCHEDULE C

                              CARSON, INC.
               838,000 Shares of Class A Common Stock
                      (Par Value $.01 Per Share)


            1.    The initial public offering price per share for
the Securities, determined as provided in said Section 2, shall
be $[      ].

            2.    The purchase price per share for the Initial
International Securities to be paid by the several
International Managers shall be $[      ], being an amount
equal to the initial public offering price set forth above less
$[      ] per share;




































                                 Sch C - 1

                                SCHEDULE D


                       List of persons and entities
                            subject to lock-up

 1.   DNL Partners
 2.   Banque Indosuez
 3.   Morgan Guaranty Trust Company
 4.   Dr. Leroy Keith
 5.   Joyce M. Roche
 6.   Dennis Smith
 7.   Bradford N. Creswell
 8.   David A. Young
 9.   Mario J. de la Guardia
10.   H.L. Cornish, Jr.
11.   Lawrence E. Bathgate, II
12.   Abbey J. Butler
13.   Melvyn J. Estrin
14.   James L. Hudson
15.   John L. Sabre
16.   Vincent A. Wasik
17.   Miriam Muley
18.   Suzanne de Passe
19.   Jack Kemp



























                                 Sch D - 1

                                                                  Exhibit A


                   FORM OF OPINION OF COMPANY'S COUNSEL
                        TO BE DELIVERED PURSUANT TO
                               SECTION 5(b)


            (i) The Company has been duly incorporated and is validly existing as a corporation in good standing under the laws of the State of Delaware.

           (ii) The Company has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under the U.S. Purchase Agreement and the International Purchase Agreement.

          (iii) The authorized, issued and outstanding capital stock of the Company is as set forth in the Prospectuses in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances to certain directors and members of senior management reflected in the "As Adjusted" column under the caption "Capitalization"); all of the shares of issued and outstanding capital stock of the Company, including the Securities to be purchased by the Underwriters from the Selling Shareholders, have been duly authorized and validly issued and are fully paid and non-assessable; and none of the outstanding shares of capital stock of the Company was issued in violation of preemptive or other similar rights of any securityholder of the Company which have not been waived.

           (iv)  The Securities to be purchased by the
Underwriters from the Company have been duly authorized for issuance and sale to the Underwriters pursuant to the Purchase Agreement and the International Purchase Agreement and, when issued and delivered by the Company pursuant to the Purchase Agreement and the International Purchase Agreement against payment of the consideration set forth in the Purchase Agreement and the International Purchase Agreement, will be validly issued and fully paid and non-assessable and no holder of such Securities is or will be subject to personal liability by reason of being such a holder.

            (v) The issuance and sale of the Securities by the Company and the sale of the Securities by the Selling
Shareholders is not subject to preemptive or other similar rights of any securityholder of the Company that have not been waived other than as described in the Prospectus.

           (vi)  Carson Products Company (the "Delaware
Subsidiary") has been duly incorporated and is validly existing as a corporation in good standing under the laws of the jurisdiction of its incorporation or organization, has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectuses; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding capital stock of the Delaware Subsidiary has been duly authorized and validly issued, is fully paid and non-assessable and, except for directors qualifying shares and shares owned by foreign nationals, to the extent required by applicable law, and except as disclosed in the Prospectuses, to the best of our knowledge, is owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity except for liens pursuant to the Credit Agreement dated August 23, 1995 among Carson Products Company, Banque Indosuez, New York Branch, as Agent, and the lenders party thereto, as amended and all pledge agreements, security agreements, mortgages and guarantees related thereto, as amended (collectively the "Credit Agreement"); none of the outstanding shares of capital stock of any Subsidiary was issued in violation of preemptive or similar rights of any securityholder of such Subsidiary.

          (vii)  Each of the Purchase Agreement and the
International Purchase Agreement has been duly authorized, executed and delivered by the Company.

         (viii)  The Registration Statement, including any
Rule 462(b) Registration Statement, has been declared effective under the 1933 Act; any required filing of the Prospectus pursuant to Rule 424(b) has been made in the manner and within the time period required by Rule 424(b); and, to the best of our knowledge, no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act and no proceedings for that purpose have been instituted or are pending or threatened by the Commission.

           (ix)  The Registration Statement, including any
Rule 462(b) Registration Statement, the Rule 430A Information and the Rule 434 Information, as applicable, the Prospectuses, and each amendment or supplement to the Registration Statement and Prospectuses, as of their respective effective or issue dates (other than the financial statements, the notes thereto, the notes thereto supporting schedules and other financial or statistical data included therein or omitted therefrom, as to which we need express no opinion) complied as to form in all material respects with the requirements of the 1933 Act and the 1933 Act Regulations.

            (x)  If Rule 434 has been relied upon, the
Prospectuses were not "materially different," as such term is used in Rule 434, from the prospectus included in the Registration Statement at the time it became effective.

           (xi) The form of certificate used to evidence the Common Stock complied in all material respects with all applicable Delaware statutory requirements, with any applicable requirements of the charter and by-laws of the Company and the requirements of the New York Stock Exchange.

          (xii) To the best of our knowledge and other than as disclosed in the Prospectuses, there is not pending or threatened any action, suit, proceeding, inquiry or investigation to which the Company or the Delaware Subsidiary is a party, or to which the property of the Company or the Delaware Subsidiary is subject, before or brought by any Federal or state court or governmental agency or body which would, if determined adversely to the Company or any Subsidiary, have a Material Adverse Effect, or which would materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in the Purchase Agreement or the International Purchase Agreement or the performance by the Company of its obligations thereunder.

         (xiii) The information in the Prospectus under "Risk Factors -- Cost of Compliance with Environmental Requirements May be Material and "Business -- "Environmental Matters", "Description of Capital Stock," "Shares Eligible for Future Sale," "Certain United States Federal Tax Considerations for Non-United States Holders" and in Part II of the Registration Statement under Item 14, to the extent that it constitutes matters of law, summaries of legal matters, the Company's charter and bylaws or legal proceedings, or legal conclusions, has been reviewed by us and is correct in all material respects.

          (xiv) To the best of our knowledge, there are no statutes or regulations that are required to be described in the Prospectus that are not described as required.

           (xv) All descriptions in the Registration Statement of contracts and other documents to which the Company or its subsidiaries are a party are accurate in all material respects; to the best of our knowledge, there are no franchises, contracts, indentures, mortgages, loan agreements, notes, leases or other instruments required to be described or referred to in the Registration Statement or to be filed as exhibits thereto other than those described or referred to therein or filed as exhibits thereto, and the descriptions thereof or references thereto are correct in all material respects.

          (xvi) No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any Federal or state court or governmental authority or agency having jurisdiction over the Company or any Subsidiary or any of their properties (other than under the 1933 Act, the 1933 Act Regulations, the 1934 Act and the 1934 Act Regulations, which have been obtained, or as may be required under the securities or blue sky laws of the various states or foreign jurisdictions, as to which we need express no opinion) is necessary or required in connection with the due authorization, execution and delivery of the Purchase Agreement or the International Purchase Agreement by the Company or for the offering, issuance, sale or delivery of the Securities by the Company.

         (xvii) The execution, delivery and performance of the Purchase Agreement and the International Purchase Agreement and the consummation of the transactions contemplated in the Purchase Agreement and the International Purchase Agreement and in the Registration Statement concerning the issuance and sale of the Securities by the Company and the use of the proceeds from the sale of the Securities by the Company as described in the Prospectuses under the caption "Use Of Proceeds" and compliance by the Company with its obligations under the Purchase Agreement and the International Purchase Agreement do not and will not (i) whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined in Section 1(a)(x) of the Purchase Agreement) under or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any Subsidiary pursuant to any material contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument, known to us, to which the Company or any Subsidiary is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any Subsidiary is subject (except for such conflicts, breaches, defaults or events or liens, charges or encumbrances that have been consented to or waived or that would not have a Material Adverse Effect), and (ii) violate the provisions of the charter or by-laws of the Company or any Subsidiary, or any applicable law, statute, regulation, judgment, order, writ or decree, known to us, of any Federal or state government, government instrumentality or court having jurisdiction over the Company or any Subsidiary or any of their respective properties, assets or operations (except for such violations that would not have a Material Adverse Effect).

        (xviii) To the best of our knowledge, except as disclosed in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the 1933 Act.

          (xix) The Company is not an "investment company" or an entity "controlled" by an "investment company," as such terms are defined in the 1940 Act.

            In the course of the Company's preparation of the Registration Statement and the Prospectuses, we have participated in conferences with officers and other representatives of the Company, representatives of the independent public accountants for the Company, representatives of the Underwriters, and representatives of counsel to the Underwriters, at which the contents of the Registration Statement and the Prospectuses and related matters were discussed. We have not independently verified the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses, and the limitations inherent in the review made by us and the knowledge available to us are such that we are unable to assume, and do not assume, any responsibility for the accuracy, completeness or fairness of the statements contained in the Registration Statement or the Prospectuses except as otherwise specifically stated herein. However, on the basis of the foregoing, nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable) (except for financial statements and the notes thereto, and schedules and other financial or statistical data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectuses or any amendment or supplement thereto (except for financial statements and the notes thereto, and schedules and other financial or statistical data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

            In rendering such opinion, such counsel may rely, as to matters of fact (but not as to legal conclusions), to the extent they deem proper, on certificates of responsible officers of the Company and public officials. Such opinion may state that it is limited to matters involving the Federal laws of the United States of America, the Delaware General Corporation Law and the law of the State of New York. Such opinion shall not state that it is to be governed or qualified by, or that it is otherwise subject to, any treatise, written policy or other document relating to legal opinions, including, without limitation, the Legal Opinion Accord of the ABA Section of Business Law (1991).

                                                                  Exhibit B



          FORM OF OPINION OF COUNSEL FOR THE SELLING SHAREHOLDERS
                 TO BE DELIVERED PURSUANT TO SECTION 5(c)



            (i)  No filing with, or consent, approval,
authorization, order, registration, qualification or decree of, any court or governmental authority or agency, domestic or foreign (other than the issuance of the order of the Commission declaring the Registration Statement effective and such authorizations, approvals or consents as may be necessary under state securities laws, as to which we need express no opinion) is necessary or required to be obtained by the Selling Shareholders for the performance by each Selling Shareholder of its obligations under the Purchase Agreement or in the Power of Attorney and Custody Agreement, or in connection with the offer, sale or delivery of the Securities.

           (ii) Each Power of Attorney and Custody Agreement has been duly executed and delivered by the respective Selling
Shareholders named therein and constitutes the valid and binding agreement of such Selling Shareholder in accordance with its terms.

          (iii) The Purchase Agreement has been duly authorized, executed and delivered by or on behalf of each Selling
Shareholder.

           (iv) Each Attorney-in-Fact has been duly authorized by the Selling Shareholders to deliver the Securities on behalf of the Selling Shareholders in accordance with the terms of the Purchase Agreement.

            (v) The execution, delivery and performance of the Purchase Agreement and the Power of Attorney and Custody Agreement and the sale and delivery of the Securities and the consummation of the transactions contemplated in the Purchase Agreement and in the Registration Statement and compliance by the Selling Shareholders with its obligations under the Purchase Agreement have been duly authorized by all necessary action on the part of the Selling Shareholders and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default under or result in the creation or imposition of any tax, lien, charge or encumbrance upon the Securities or any property or assets of the Selling Shareholders pursuant to, any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, license, lease or other instrument or agreement to which any Selling Shareholder is a party or by which they may be bound, or to which any of the property or assets of the Selling Shareholders may be subject nor will such action result in any violation of the provisions of the charter or by-laws of the Selling Shareholders, if applicable, or any law, administrative regulation, judgment or order of any governmental agency or body or any administrative or court decree having jurisdiction over such Selling Shareholder or any of its properties.

           (vi) Each Selling Shareholder is, and immediately prior to Closing Time will be, the sole registered owner of the Securities to be sold by such Selling Shareholder; upon consummation of the sale of the Securities pursuant to the Purchase Agreement, each of the Underwriters will be the registered owner of the Securities purchased by it from such Selling Shareholder and, assuming the Underwriters purchased the Securities for value in good faith and without notice of any adverse claim, the Underwriters will have acquired all rights of such Selling Shareholder in the Securities free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity, and the owner of the Securities, if other than such Selling Shareholder, is precluded from asserting against the Underwriters the ineffectiveness of any unauthorized endorsement; and such Selling Shareholder has the full right, power and authority (A) to enter into the Purchase Agreement and the Power of Attorney and Custody Agreement and
(B) to sell, transfer and deliver the Securities to be sold by such Selling Shareholder under the Purchase Agreement.

          (vii) Such Selling Shareholder has duly authorized, executed and delivered the [Note Repurchase Agreement] and such agreement is a binding obligation of such Selling Shareholder, enforceable against it in accordance with its terms.

            Nothing has come to our attention that would lead us to believe that the Registration Statement or any amendment thereto, including the Rule 430A Information and Rule 434 Information (if applicable) (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time such Registration Statement or any such amendment became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading or that the Prospectus or any amendment or supplement thereto (except for financial statements and schedules and other financial data included therein or omitted therefrom, as to which we need make no statement), at the time the Prospectus was issued, at the time any such amended or supplemented prospectus was issued or at the Closing Time, included or includes an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            [Form of lock-up from directors, officers or other
                  stockholders pursuant to Section 5(k)]

                                                                  Exhibit C


                                       ,


MERRILL LYNCH & CO.
Merrill Lynch, Pierce, Fenner & Smith
  Incorporated,
Donaldson, Lufkin & Jenrette
  Securities Corporation,
  as Representatives of the several
  Underwriters to be named in the
  within-mentioned Purchase Agreement
c/o Merrill Lynch & Co.
      Merrill Lynch, Pierce, Fenner & Smith
            Incorporated
North Tower
World Financial Center
New York, New York  10281-1209


               Re:  Proposed Public Offering by Carson, Inc.

Dear Sirs:

            The undersigned, a stockholder [and an officer and/or director] of Carson, Inc., a Delaware corporation (the "Company"), understands that Merrill Lynch & Co., Merrill
Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch")
and Donaldson, Lufkin & Jenrette Securities Corporation propose to enter into a Purchase Agreement (the "Purchase Agreement")) with the Company and the Selling Shareholders providing for the public offering of shares (the "Securities") of the Company's Class A Common Stock, par value $.01 per share (the "Common Stock"). In recognition of the benefit that such an offering will confer upon the undersigned as a stockholder and an officer and/or director of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with each underwriter to be named in the Purchase Agreement that, during
a period of [     ] days from the date of the Purchase
Agreement, the undersigned will not, without the prior written consent of Merrill Lynch, directly or indirectly, (i) offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares of the Company's Common Stock or any securities convertible into or exchangeable or exercisable for Common Stock, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition, or file any registration statement under the Securities Act of 1933, as amended, with respect to any of the foregoing or (ii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Common Stock, whether any such swap or transaction is to be settled by delivery of Common Stock or other securities, in cash or otherwise.

                        Very truly yours,


                        Signature:
                                  ---------------------------

                        Print Name:
                                   --------------------------

































                                    C-2